UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2005

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington		99202-2600
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On August 12, 2005, Avista Corporation (Avista Corp.), the Washington Utilities and Transportation Commission (WUTC) staff, the Northwest Industrial Gas Users and the Energy Project entered into a settlement agreement that, if approved by the WUTC, would resolve all issues in Avista Corp.’s electric and natural gas general rate cases. The Public Counsel Section of the Washington Attorney General’s Office and the Industrial Customers of Northwest Utilities did not join in the settlement agreement. The parties have proposed that settlement hearings be held by the WUTC on October 17-20, 2005, at which time evidence would be heard both in support of and in opposition to the settlement. A copy of Avista Corp.’s press release announcing the settlement agreement is filed as Exhibit 99.1 to this Current Report, which is incorporated herein by reference.

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to the Internet address of Avista Corp. or its subsidiaries shall, under any circumstances, be deemed to incorporate the information available at such Internet addresses into this Current Report. The information available at the Internet address of Avista Corp. or its subsidiaries is not part of this Current Report or any other report furnished or filed by Avista Corp. with the Securities and Exchange Commission.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: August 17, 2005	/s/ Gary G. Ely
Gary G. Ely Chairman of the Board, President and Chief Executive Officer